EXHIBIT 2.1



                                    STOCK PURCHASE
                                      AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made as of the 28th day of August, 1996, by and among CAREER HORIZONS, INC., a Delaware corporation ("Purchaser"), and WAYNE BERGER, an individual resident of Texas ("Berger"), JUAN SOLANO, III, an individual resident of Colorado ("Solano"), MARY TURNER, an individual resident of Texas ("Turner"), DREW VERRET, an individual resident of Texas ("Verret"), the JUAN SOLANO, III CHARITABLE REMAINDER TRUST, dated July 16, 1996 (the "Solano Trust"), the WAYNE BERGER CHARITABLE REMAINDER TRUST, dated July 9, 1996 (the "Berger Trust"), and the WAYNE BERGER CHARITABLE REMAINDER TRUST II, dated July 9, 1996 (the "Berger II Trust"), (Berger, Solano, Turner, Verret, the Solano Trust, the Berger Trust and the Berger II Trust are sometimes referred to herein collectively as "Sellers" or individually as a "Seller").

                                     WITNESSETH:

          WHEREAS, Sellers collectively own all of the issued and outstanding capital stock (the "Stock") of DAEDALIAN GROUP, INC., a Colorado corporation ("Daedalian") and the parent corporation of Berger & Co., a Colorado corporation ("Berger & Co.") and Berger & Co. Technology Integrators, Inc., a Colorado corporation ("BTI" and, together with Daedalian and/or Berger & Co., the "Companies" and each individually, a "Company");

          WHEREAS, Berger & Co. owns and operates a business providing information management technical and consulting services and training in the information technology field, and BTI owns and operates a business providing network and client/server computer-based integration services and reselling computer hardware and software (collectively, the "Business");

          WHEREAS, Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, the Stock;

          WHEREAS, following the consummation of the transactions contemplated by this Agreement, Purchaser intends to merge the Companies with and into a wholly owned subsidiary of Purchaser (the "Subsidiary"), which will own and operate the Business and the respective assets of the Companies;

          WHEREAS, in connection with its acquisition of the Stock, Purchaser desires to employ Berger as Chief Executive Officer of the Subsidiary and Berger desires to serve as Chief Executive Officer of the Subsidiary, all in accordance with the terms and conditions set forth in an employment agreement in form and substance reasonably satisfactory to Purchaser and Berger (the "Employment Agreement"), which is being entered into on the date hereof between Berger & Co. and Berger;

          WHEREAS, in connection with its acquisition of the Stock, Purchaser desires to employ Solano as President of the Subsidiary and Solano desires to serve as President of the Subsidiary, all in accordance with the terms and conditions set forth in an employment agreement in form and substance reasonably satisfactory to Purchaser and Solano (the "Employment Agreement"), which is being entered into on the date hereof between Berger & Co. and Solano;

          WHEREAS, in connection with its acquisition of the Stock, Purchaser desires to employ Verret as Vice President and Director of the Houston Practice of the Subsidiary and Verret desires to serve as Vice President and Director of the Houston Practice of the Subsidiary, all in accordance with the terms and conditions set forth in an employment agreement in form and substance reasonably satisfactory to Purchaser and Verret (the "Employment Agreement"), which is being entered into on the date hereof between Berger & Co. and Verret;

          WHEREAS, in connection with its acquisition of the Stock, Purchaser desires to employ Turner as Vice President and Director of the Dallas Practice of the Subsidiary and Turner desires to serve as Vice President and Director of the Dallas Practice of the Subsidiary, all in accordance with the terms and conditions set forth in an employment agreement in form and substance reasonably satisfactory to Purchaser and Turner (the "Employment Agreement"), which is being entered into on the date hereof between Berger & Co. and Turner;

          WHEREAS, in connection with its acquisition of the Stock, Purchaser desires that Sellers not compete with Purchaser and its affiliates with respect to the Business pursuant to the terms and conditions set forth in noncompetition and nondisclosure agreements (the "Noncompetition Agreements") in form and substance reasonably satisfactory to Purchaser and Berger, Solano, Verret and Turner, respectively, which Noncompetition Agreements are being entered into on the date hereof between Berger & Co. and such Sellers.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      ARTICLE 1
                              PURCHASE AND SALE OF STOCK

           1.1 Purchase and Sale of Stock.  Subject to the terms and conditions
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     hereof, Sellers, and each of them, agree to and does hereby assign, transfer, sell, convey and deliver to Purchaser, and Purchaser agrees to and does hereby purchase from Sellers, and each of them, free and clear of all Liens (as defined in Section 2.1(e) hereof) all of each Seller's right, title and interest in and to the Stock.

          1.2  Purchase Price.
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               (a)  Purchase Price.  In consideration of the Stock, Purchaser
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          shall pay Sellers an aggregate purchase price (the "Purchase Price")
          equal to the sum of: (i) Thirty Million Seven Hundred Fifty Thousand Dollars ($30,750,000) (the "Closing Payment"); plus (ii) the Earn-Out Amounts (as defined in Section 1.2(b) hereof), if any. Each portion of the Purchase Price shall be paid by wire transfer of immediately available funds to such accounts as are specified by Sellers in writing at least three (3) days prior to the due date thereof.

               (b)  Earn-Out Amounts.  For purposes of this Agreement, the "Earn
                    ------- --------
          Out Amounts" shall mean the respective amounts calculated by multiplying the EBIT (as defined below) of the Business for each of the respective calendar years 1997, 1998 and 1999 (collectively, the "Earn-Out Period"), times fifty percent (50%). For purposes of this Agreement, "EBIT" shall mean the annual earnings before interest and taxes of the Business during the given calendar year in the Earn-Out Period, as set forth in financial statements prepared by Purchaser in accordance with Section 1.2(c) hereof. Each of the Earn-Out Amounts shall be paid with respect to the calendar years 1997, 1998 and 1999. Each payment of the Earn-Out Amounts shall be due and payable within five (5) days of the Determination (as defined in Section 1.2(c) hereof) of the EBIT of the Business for the calendar year to which such payment relates. Any payment of the Earn-Out Amounts that is not paid when due shall accrue interest from the due date until paid at the "prime rate" as published in the Money Rates column of The Wall
                                                                     --------
          Street Journal, and incur a late payment charge of five percent (5%)
          --------------
          of the amount otherwise due as liquidated damages with respect to said late payment.

               (c) Accounting Determinations.  The following provisions apply to
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          the determination of EBIT:

                    (i) For purposes of determining the EBIT of the Business for the Earn-Out Period and calculating the Earn-Out Amounts, Purchaser shall deliver to Sellers' Representative (as defined in Section 3.10 hereof) unaudited financial statements within ninety
               (90) days following the end of each of calendar years 1997, 1998 and 1999, in each case reporting the results of operations of the Business for the calendar year then ended, together with its calculation of EBIT for the given Installment Period (any such statement, an "EBIT Statement"). Such financial statements and each EBIT Statement shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, in a manner consistent with the Companies' accounting practices as reflected in the Financial Statements (as defined in Section 2.1(t) hereof) and with Section 3.5 hereof, and shall set forth the EBIT of the Business for the period in question as determined by GAAP as so applied. The determinations set forth in the EBIT Statement shall be a final and binding determination (a "Determination") on the parties hereto unless timely disputed by Sellers' Representative pursuant to paragraph (ii) below.

                    (ii) If Sellers' Representative disputes the determinations made by Purchaser in an EBIT Statement or the financial statement upon which it is based, Sellers' Representative shall deliver written notice of such dispute within twenty (20) days of receipt of the EBIT Statement at issue, setting forth the nature of the dispute and Sellers' Representative's determination of the proper calculation (a "Notice of Dispute"). Purchaser shall, within ten
               (10) days of receipt of a Notice of Dispute, notify Sellers' Representative in writing that it challenges the calculation in the Notice of Dispute, or it will be conclusively deemed to have accepted such calculations, which shall be the Determination thereof. If Purchaser so notifies Sellers' Representative, the dispute shall be submitted within ten (10) days of such notification to a mutually acceptable nationally recognized "big six" certified public accounting firm (the "Arbiter") for its determination of the dispute, which shall be the Determination thereof. If Purchaser and Sellers' Representative are unable to mutually agree on such an accounting firm within ten (10) days, a "big six" accounting firm shall be selected by lot after eliminating one firm designated as objectionable by each of Purchaser on the one hand and Sellers' Representative on the other hand. Purchaser and Sellers' Representative shall cause the Arbiter to resolve any disputed items as soon as practicable. The costs and expenses incurred in connection with a determination by the Arbiter shall be allocated by the Arbiter, in its discretion, in proportion to the relative success of the parties as to the dispute.

          1.3  Closing. The closing (the "Closing") of the transactions provided
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     for herein is taking place at the offices of Minor & Brown, P.C., Cherry
     Creek Plaza II, 650 South Cherry Street, Suite 1100, Denver, CO 80222, on the date hereof, at 9:00 A.M. local time (the "Closing Date"), or on such later date and other time and place as may be mutually agreed upon by the parties hereto, to be effective as of 12:01 A.M. local time on the Closing Date.

                                      ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES

          2.1  Representations and Warranties of Sellers. To induce Purchaser to
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     enter into this Agreement, Sellers, jointly and severally, represent and warrant to Purchaser as follows:

               (a)  Due Incorporation; Authority; Capitalization.
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                    (i)  Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and each Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Except as disclosed in Schedule 2.1(a)(i) hereto, each Company is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or its properties require such qualification.

                    (ii) The total authorized capital stock of Daedalian consists of Five Million (5,000,000) shares of common stock, par value $0.10. There are presently issued and outstanding Two Million (2,000,000) shares of such common stock (the "Daedalian Common Stock"), all of which are owned of record by Sellers in the aggregate. All of the outstanding shares of Daedalian Common Stock are validly authorized, issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by Sellers free and clear of any Lien. There are no outstanding options, warrants, subscriptions, calls, unsatisfied preemptive or contractual rights, voting agreements, registration rights agreements or other rights for the purchase or receipt of, and no securities or obligations of any kind convertible into, capital stock of Daedalian. At closing, Sellers will convey to Purchaser good title to the Daedalian Common Stock free and clear of all Liens.

                    (iii) The total authorized capital stock of Berger & Co. consists of Fifty Thousand (50,000) shares of common stock, par value $0.10. There are presently issued and outstanding Thirty-Five Thousand (35,000) shares of such common stock (the "Berger & Co. Common Stock"), all of which are owned of record by Daedalian. All of the outstanding shares of Berger & Co. Common Stock are validly authorized, issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by Daedalian free and clear of any Lien. There are no outstanding options, warrants, subscriptions, calls, unsatisfied preemptive or contractual rights, voting agreements, registration rights agreements or other rights for the purchase or receipt of, and no securities or obligations of any kind convertible into, capital stock of Berger & Co.. At closing, Daedalian will retain good title to the Berger & Co. Common Stock free and clear of all Liens.

                    (iv) The total authorized capital stock of BTI consists of Fifty Thousand (50,000) shares of common stock, par value $0.10. There are presently issued and outstanding Twenty Thousand (20,000) shares of such common stock (the "BTI Common Stock"), all of which are owned of record by Daedalian. All of the outstanding shares of BTI Common Stock are validly authorized, issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by Daedalian free and clear of any Lien. There are no outstanding options, warrants, subscriptions, calls, unsatisfied preemptive or contractual rights, voting agreements, registration rights agreements or other rights for the purchase or receipt of, and no securities or obligations of any kind convertible into, capital stock of BTI. At closing, Daedalian will retain good title to the BTI Common Stock free and clear of all Liens.

                    (v) The Companies have provided to Purchaser true and complete copies of the Articles of Incorporation and By-laws of each of the Companies, including in each case all amendments thereto. True, correct and complete copies of the minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of each Company have heretofore been provided to Purchaser. All actions taken by the stockholders of each Company is reflected in the respective minutes and written consents of each so provided. All material actions taken by the Board of Directors (and all committees thereof) of each Company is reflected in the respective minutes and written consents of each so provided. There are no dissolution, liquidation, or bankruptcy proceedings pending, contemplated by or, to the best of the Sellers' knowledge, threatened against any Company.

                    (vi) Other than Daedalian's ownership of Berger & Co. and BTI, no Company has a direct or indirect subsidiary, is a partner in any material partnership or joint venture, or owns any capital stock interests or other equity interests, or rights or options to acquire any equity or other interests, in any entities.

               (b)  No Restrictions Against Performance.  Except as set forth on
                    -- ------------ ------- -----------
          Schedule 2.l(b) hereto, neither the execution and delivery, nor the performance of this Agreement or the other agreements and documents contemplated by this Agreement (the "Related Agreements"), nor the consummation of the transactions contemplated in this Agreement or in the Related Agreements by any Seller will violate any provision of or conflict with any Company's Articles of Incorporation or By-Laws or will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any federal, state or local law, statute, ordinance, regulation or rule, that is or may be applicable to a Seller or a Company, the Business or any of their respective assets or properties; (ii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which a Seller or a Company is a party or by which a Seller or a Company, the Business or any of their respective assets or properties is or may be bound; or (iii) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency (collectively, a "Governmental Authority") by which such a Seller or a Company, the Business or any of their respective assets or properties is or may be bound; except, in each such case, as would not have an effect on the Business, a Seller or a Company that is materially adverse to the value of the Business as currently conducted or such Seller or Company as a whole following the Closing, or would materially adversely affect any Seller's performance of his or her obligations under this Agreement or operation of the Business after the Closing Date (a "Material Adverse Effect"). The execution and delivery of this Agreement and the Related Agreements by each Seller and the performance by each Seller of the transactions contemplated herein and therein will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

               (c) Governmental Consents. No approval, consent, waiver, order or
                   ------------ --------
          authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority is required on the part of Sellers or the Companies in connection with the execution of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby or thereby, except (i) as set forth on Schedule 2.1(c) hereto, or (ii) as would not have a Material Adverse Effect. None of Sellers or the Companies meet the jurisdictional requirements of the Hart-Scott-Rodino Antitrust Improvement Act ("HSR").

               (d)  Contracts.    Set forth on Schedule 2.1(d) hereto is a list
                    ---------
          identifying the relationships between the Companies and their customers and clients to the extent set forth in writing and a description of all other oral contracts between the Companies and their customers and clients which, in each case, involves consideration of more than Four Hundred Thousand Dollars ($400,000) or is not subject to termination by either party on less than thirty (30) days' notice (the "Contracts"). To the best of Sellers' knowledge, such relationships have not been terminated, cancelled or expired, except as would not have a Material Adverse Effect, and such list is true, correct and complete in all material respects. Except as set forth on Schedule 2.1(d) hereto, each of the Contracts is valid and in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto, enforceable against the given Company and, to the best of Sellers' knowledge, the other parties thereto in accordance with its terms, and there are no existing violations or defaults by the Companies or, to the best of Sellers' knowledge, by any other party thereto and no event, act or omission has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would result in a violation or default thereunder. No other party to any Contract has in writing or otherwise asserted the right, and, to the best of Sellers' knowledge, no basis exists for the assertion of any enforceable right, to renegotiate, or cancel or terminate prior to the full term thereof, any of the terms or conditions of any Contract, nor do Sellers have any knowledge that any party to any Contract intends to not renew upon termination of its current term. Except as set forth on Schedule 2.1(d) hereto, no consent of any party to any Contract is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

               (e)  Title.  Except as set forth on Schedule 2.1(e) hereto, each
                    -----
          Company has good, valid, legal and beneficial title to the assets and properties used in the Business (the "Business Assets"), free and clear of all liens, liabilities, claims, security interests, mortgages, pledges, agreements, obligations, restrictions, or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including, without limitation, any Tax Liens (as defined in Section 2.1(k) hereof) or rights of first refusal as to any of the Stock (collectively, "Liens"). There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Purchaser to acquire any interest in all, or any part of, the Business Assets.

               (f)  Trademark Rights; Proprietary Information.  Schedule 2.l(f)
                    -----------------------------------------
          hereto is a true, correct and complete list of all trademarks, trade names, service marks and names, copyrights (including any registrations of or pending applications for any of the foregoing), computer software, licenses (other than licenses for retail software), permits, and all other intangible assets, proprietary information, properties and rights owned by any Company or used in the Business (collectively, the "Intellectual Property"). Except as disclosed on
          Schedule 2.1(f) hereto:

                    (i) all of the Intellectual Property is owned by the Companies free and clear of any Liens, and is not subject to any license, royalty or other agreement;

                    (ii) none of the Intellectual Property has been or is the subject of any pending or, to the best of Sellers' knowledge, threatened litigation or claim of infringement;

                    (iii) no license or royalty agreement to which a Company is a party is in material breach or default by a Company or, to the best of Sellers' knowledge, any other party thereto or the subject of any notice of termination received by a Company;

                    (iv) to the best of Sellers' knowledge, the Business Assets do not infringe any trademark, trade name, service mark or name, copyright, trade secret, or confidential or proprietary rights of another, and no Company has received any notice contesting a Company's rights to use any Intellectual Property;

                    (v) the Companies have not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

                    (vi) the Companies own or possess adequate rights in and to all Intellectual Property necessary to conduct the Business as it is currently being conducted.

               (g) Solvency and Payment of Liabilities.  No Seller or Company is
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          on the date hereof, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in Title 11 (Bankruptcy Code) of the United States Code or any applicable state statute relating to insolvency; the sum of each Seller's and Company's debts is not greater than all of his, her or its property on the date hereof, either as a result of the transactions contemplated herein or otherwise; and each Seller and Company is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

               (h) Litigation.  Except as set forth on Schedule 2.1(h), there is
                   ----------
          no judicial or administrative action, suit or proceeding pending or, to the best of Sellers' knowledge, threatened against or relating to the Companies, Sellers, the Business, the Business Assets or the transactions contemplated hereby, before any Governmental Authority which, if adversely determined, would have a Material Adverse Effect or would delay the transactions contemplated hereby, and none of the Sellers is aware of any facts or circumstances that may give rise to any of the foregoing. There are no claims, actions, suits, proceedings or investigations pending or, to the best of Sellers' knowledge, threatened by or against Sellers or the Companies with respect to this Agreement or the Related Agreements or in connection with the transactions contemplated hereby or thereby which, if adversely determined, would have a Material Adverse Effect, and none of Sellers has reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation. No Seller or Company is the subject of any order, judgment, decree, injunction or stipulation of any Governmental Authority that has a Material Adverse Effect.

               (i)  Compliance with Laws; Permits.  The Companies have complied,
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          during the last three (3) years, with all applicable federal and state domestic and foreign laws, rules, regulations, judgments, orders and other legal requirements (including, but not limited to, those relating to environmental, safety and labor matters) affecting the Business, except for such instances of noncompliance as would not have a Material Adverse Effect. Schedule 2.l(i) hereto sets forth a true, correct and complete list of all jurisdictions in which the Companies are registered to do business and all material permits, licenses, franchises, orders, certificates and approvals (collectively, the "Permits") of any Governmental Authority relating to the Business Assets or the Business. The Permits constitute all material permits, licenses, franchises, orders, certificates and approvals which are required for the lawful operation of the Business and the operation of the Business Assets, except for such permits, licenses, franchises, orders, certificates or approvals, the omission of which would not cause a Material Adverse Effect. The Companies are in compliance with all Permits, except for such instances of noncompliance as would not have a Material Adverse Effect. Except as set forth on Schedule 2.1(i), all such Permits will continue as valid Permits following the Closing.

          (j)  Insurance.
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                    (i)  Schedule 2.1(j)(i) contains a true, correct and
               complete list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned or held by the Companies applicable to the Business or the Business Assets. All such policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. To the best of Sellers' knowledge, such policies are sufficient for compliance with all requirements of law and all material contracts to which the Company is a party, and are valid, outstanding and enforceable policies applicable to the Business.

                    (ii) Set forth on Schedule 2.1(j)(ii) is a list of all claims that have been made against the Companies in the last three (3) years for workers' compensation, general liability or property damage, whether insured under insurance policies or otherwise, applicable to the Companies, the Business or any of the Business Assets. Except as set forth on said list, there are no pending or, to the best of Sellers' knowledge, threatened claims under any such insurance policy or otherwise. Such claim information includes the following information with respect to each accident, loss or other event: (a) the identity of the claimant; (b) the date of the occurrence; (c) the status as of the report date; and (d) the amounts paid or expected to be paid or recovered.

          (k)  Taxes.
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                     (i)  Except as set forth on Schedule 2.1(k) hereof, (A) all
               Tax returns, statements, reports and forms by or on behalf of any Company with any Taxing Authority (as defined in Section 8.1 hereof) with respect to any Pre-Closing Tax Period (as defined in
               Section 8.1 hereof) (collectively, "Returns") have been filed when due in accordance with all applicable laws; (B) as of the time of filing, the Returns correctly reflected (and, as to Returns not yet filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of each Company and any other information required to be shown therein; (C) each Company has timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns; (D) each Company has made or will make provision for all Taxes payable by such Company for any Pre-Closing Tax Period for which no Return has yet been filed; (E) the charges, accruals and reserves for Taxes with respect to each Company for any Pre-Closing Tax Period (excluding any provision for deferred income taxes) reflected on the books of such Company are adequate to cover such Taxes; (F) all Returns filed with respect to Taxable years of each Company through the Taxable year ended January 31, 1992, either have been examined and such examination has closed, or are Returns with respect to which the applicable period for assessment under the applicable law, after giving effect to extensions or waivers, has expired; (G) there is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best of Sellers' knowledge, threatened against or with respect to any Company in respect of any Tax; (H) there are no requests for rulings in respect of any Tax pending between any Company and any Taxing Authority; (I) there are no liens for Taxes upon the assets of any Company; (J) the Companies have, commencing with fiscal year beginning September 1, 1988, and ending January 31, 1989, filed consolidated federal income Tax Returns; (K) no Company is currently under any contractual obligation to indemnify any other person or entity with respect to Taxes; and (L) no Company is a party to any agreement providing for payments with respect to Taxable income or Tax benefits.

                    (ii) Schedule 2.1(k) contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any material Tax is properly payable by any Company or to which any Company has paid any material Tax within the last five (5) fiscal years.

               (l)  Condition and Sufficiency of Assets.  Except as disclosed on
                    --------- --- ----------- -- ------
          Schedule 2.l(l) hereto, all of the tangible assets and properties included in the Business Assets, whether owned or leased, have been maintained in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or materially adversely affect the resale value thereof. The Business Assets constitute all of the tangible and intangible assets which are required for the operation of the Business as it is presently conducted.

               (m)  Employee Benefit Plans.
                    -------- ------- -----

                    (i) During the sixty (60) month period ending on the Closing Date, except as set forth on Schedule 2.1(m) hereto, no Company nor any other entity included with the Companies in a controlled group of corporations or other organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) at any time within the sixty (60) month period ending on the Closing Date (the "Controlled Group"), (x) has (or will have) at any time maintained, contributed to or participated in, (y) had (or will have) any obligation to maintain, contribute to or participate in, or (z) had (or will have) any liability or contingent liability, direct or indirect, with respect to any of the following (an "Employee Benefit Plan"):

                         (A) any "Employee Welfare Benefit Plan" or "Employee Pension Benefit Plan" as those terms are respectively defined in Sections 3(l) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                         (B) any oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, consulting agreement, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other compensation or fringe benefit arrangements or any other type of employee-related program or policy for any current or former employee, director, consultant or agent, whether pursuant to contract arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA);

                         (C) any other plans, programs or arrangements of any kind relating to employee benefits sponsored or maintained by a Company, whether or not specifically identified; or

                         (d)  any employment agreement not terminable on thirty
                    (30) days (or less) written notice, without further liability to the Companies.

                    (ii) With respect to each Employee Benefit Plan: (A) each such Plan which is an Employee Pension Benefit Plan intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code; (B) the Companies and each member of the Controlled Group have complied in all respects with all provisions of ERISA; (C) all administrative and trustee fees and insurance and annuity premiums relating to all periods up to and including the Closing Date have been paid or otherwise provided for; (D) the beneficial tax benefits of any Employee Benefit Plans have not been adversely affected by the Companies' leased employees (as such term is defined in Code Section 414(n)), if any; (E) no Employee Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any individual except as required under Section 4980B of the Code or
               Part 6 of Title I of ERISA; (F) all benefit payments under, and contributions required to have been made to, any such Plan pursuant to the requirements of law or under the terms of any contract, agreement or Employee Benefit Plan for the plan year during which the Closing Date occurs and all prior plan years have been made; (G) no breach of fiduciary duty set forth under
               Part 4 of Title I of ERISA has occurred which would subject a Company to any penalty or liability; (H) there are no matters pending before the Internal Revenue Service or the Department of Labor; (I) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any Employee Benefit Plan; (J) except as set forth in Schedule 2.1(m), there are no Qualified Domestic Relations Orders (as defined under Section 414(p) of the Code or 203 of ERISA) relating to any Employee Benefit Plan; (K) to the extent applicable, each such Employee Benefit Plan complies, and at all times has complied, with the "secondary payor" requirement of
               Section 1862(b)(1) of the Social Security Act; (L) each and every such Employee Benefit Plan which is a group health plan complies, and in each and every case has complied, with the applicable requirements of Code Section 4980B, Part 6 of Title I of ERISA, and all other federal or state laws requiring the provision or continuance of health or medical benefits; and (M) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best of Sellers' knowledge, threatened, and Sellers have no knowledge of any facts which could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course), which could subject the Companies or Purchaser to any liability, except in each case or in the aggregate as would not have a Material Adverse Effect.

                    (iii) (A) The Companies are not subject to any legal, contractual, equitable, or other obligation to (I) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice, or (II) continue any employee benefit plan of any nature, including, without limitation any Employee Benefit Plan or any other pension, profit sharing, welfare, or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the Closing Date; and (B) except as disclosed in Schedule 2.1(m), the Companies may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Plan or any other plan, program or practice) effective as of any date before, on or after Closing Date.

                    (iv) Prior to the Closing Date, the Companies will, with respect to each Employee Pension Benefit Plan under which any of the Companies' employees participate: (A) contribute or make provisions for contribution to the trust related to such plans all pre-tax and post-tax (if applicable) employee salary deferrals and contributions made with respect to all periods ending on or before the Closing, (B) contribute or make provisions for contribution to the trust related to such plans, all matching and non-matching employer contributions (if any) which a Company is obligated to make for all plan years of such plans ending on or before the Closing Date, and (C) with respect to the plan year during which the Closing Date occurs (the "Current Plan Year"), contribute or make provisions for contribution to the trusts related to such plans matching and non-matching employer contributions (if any) equal to the greater of (x) an amount determined in accordance with past funding and accrual practices (as adjusted to include proportional accrual or contribution obligations for the period beginning on the first day of such Current Plan Year and ending on the Closing Date), or
               (y) the amount which a Company is under any obligation (legal or otherwise) to contribute for such period.

               (n)  Accounts Receivable.
                    -------------------

                    (i) Schedule 2.1(n)(i) hereto contains a description of all of the accounts receivable of the Companies as of August 27, 1996 (the "Accounts Receivable"), and a true and accurate aging Schedule thereof. Each Account Receivable arose, and each account receivable generated by the Business between August 27, 1996, and the date hereof has arisen, from business in the ordinary course and, to the best of Seller's knowledge, is or will be fully collectible in the face amount thereof, subject to any bad debt reserve reflected in the Closing Date Financial Statements.

                    (ii) Except as set forth on Schedule 2.1(n)(ii), to the best of Sellers' knowledge, no Account Receivable is subject to any claim for reduction, set-off, counterclaim, recoupment or other claim for credit, allowances or adjustments by the obligor thereof in excess of Five Thousand Dollars ($5,000).

               (o) Real Property.  No Company owns real property relating to the
                   ---- --------
          Business. All leases of real property to which any Company is a party are identified in Schedule 2.1(o) hereto (the "Real Property
          Leases"). Each of the Real Property Leases is in full force and effect and has not been amended or modified and is enforceable in accordance with its respective terms; the lessee thereunder enjoys peaceful and undisturbed possession under all Real Property Leases under which it is operating; the Companies have received no notice of any existing arrearage or default or event or condition which with notice or lapse of time, or both, would constitute an event of default by a Company as it would relate to the Companies and, to the best of Sellers' knowledge, there exists no such arrearage or default by any other party thereto, under any of the Real Property Leases; and no party to any of the Real Property Leases has given any notice of default or termination. Except as set forth in
          Schedule 2.1(o), no Real Property Lease will be terminable by reason of any of the transactions contemplated by this Agreement and no consents are required in connection with the assignment thereof, except as will be provided at or prior to Closing. No landlord with respect to any Real Property Lease has notified a Company that the landlord would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases which would not have a Material Adverse Effect.

               (p) Personal Property.  Schedule 2.1(p) sets forth a true and
                    -------- --------
          complete list of all of the tangible personal property used by the Companies in the Business having an original acquisition cost of Five Thousand Dollars ($5,000) or more. Schedule 2.1(p) also sets forth all leases of personal property binding upon the Companies or any of their assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by a Company in the ordinary course of the Business. The Companies have delivered to Purchaser true and complete copies of all such personal property leases.

               (q)  Other Contracts.  Except with respect to the Contracts and
                    ----- ---------
          contracts or arrangements, the cancellation of which would not have a Material Adverse Effect, Schedule 2.l(q) lists all contracts and arrangements (collectively, the "Other Contracts") of the following types, whether oral or written, to which a Company is a party or by which it is bound, or to which any of the Business Assets is subject:

                    (i)  any collective bargaining agreement;

                    (ii) any contract or arrangement of any kind with any employee, officer or director of a Company or any of its affiliates;

                    (iii) any contract or arrangement with a sales representative, dealer, broker, marketing, sales agency, advertising agency or other person engaged in sales, distributing, marketing or promotional activities, or any contract to act as one of the foregoing on behalf of any person;

                    (iv) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of Ten Thousand Dollars ($10,000);

                    (v) any contract or arrangement pursuant to which a Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                    (vi) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

                    (vii) any contract or arrangement intending to create or form a partnership, joint venture or other cooperative undertaking;

                    (viii) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Companies;

                    (ix) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of a Company, or a Company is granted the authority to act for or on behalf of any person;

                    (x) any contract for which the full performance thereof may extend beyond sixty (60) days from the date of this Agreement;

                    (xi) any contract not made in the ordinary course of business which is to be performed at or after the date of this Agreement;

                    (xii) any contract relating to any acquisition or disposition of a Company or any material amount of Business Assets or any acquisition or disposition of any subsidiary or division of a Company during the six (6) years prior to the date of this Agreement; and

                    (xiii) any contract or arrangement relating to Berger & Co. Foundation or any other charitable or benevolent foundation or organization.

          The Companies have delivered or made available to Purchaser true and complete copies of each document listed on Schedule 2.1(q), and a written description of each oral arrangement so listed. The Companies have delivered to Purchaser accurate copies of each form which has been used in the Business and is in effect with respect to any third party on the date hereof. Except as set forth on Schedule 2.1(q) hereto, each of the Other Contracts is valid and in full force and effect and constitutes the legal, valid and binding obligation of a Company and the other parties thereto, enforceable against such Company and, to the best of Sellers' knowledge, the other parties thereto in accordance with its terms, and there are no existing violations or defaults by such Company or, to the best of Sellers' knowledge, by any other party thereto and no event, act or omission has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would result in a violation or default thereunder. No other party to any Other Contract has in writing or otherwise asserted the right, and to the best of Sellers' knowledge, no basis exists for the assertion of any enforceable right, to renegotiate, or cancel or terminate prior to the full term thereof, any of the terms or conditions of any Other Contract, nor does any Seller have any knowledge that any party to any Other Contract intends to not renew any Other Contract upon termination of its current term. No consent of any party to any Other Contract is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

               (r)  Labor Matters.  To the best of Sellers' knowledge, the
                    ----- -------
          Companies have and currently are conducting the Business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, except for such instances of noncompliance as would not have a Material Adverse Effect. Except as disclosed on Schedule 2.1(r), there is, and during the past three (3) years there has been, no material labor strike, dispute, slowdown, work stoppage or other labor difficulty actually pending or, to the best of Sellers' knowledge, threatened against or involving a Company. None of the employees of the Companies is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and, to the best of Sellers' knowledge, no attempt is currently being made or during the past three (3) years has been made to organize any employees of a Company to form or enter a labor union or similar organization.

               (s)  Customers.
                    ---------

                    (i) Schedule 2.1(s)(i) sets forth a list of the twenty (20) largest customers of the Companies, in terms of revenue, during each of the 1995 and 1996 fiscal years, and through June 30 of fiscal year 1997 (collectively, the "Major Customers"), showing the approximate total revenue received in each such period from each such customer.

                    (ii) Except as set forth on Schedule 2.1(s)(ii), no customer represented in excess of five percent (5%) of the Companies' combined total revenue during the 1996 fiscal year and through June 30 of fiscal year 1997.

                    (iii) Except to the extent set forth in Schedule 2.1(s)(iii), since January 31, 1996, there has not been any material adverse change in the business relationship, and there has been no material dispute, between the Companies and any Major Customer, and Sellers have no knowledge that any Major Customer intends to reduce its purchases from a Company, except for customary project variations.

               (t)  Historical Financial Information.  The Companies' audited
                    ---------- --------- -----------
          financial statements for each of the fiscal years ended in 1995 and 1996 and the unaudited financial statements for the period ended June 30, 1996 (collectively, the "Financial Statements"), are annexed hereto as Schedule 2.1(t). The Closing Date Financial Statements will be prepared in a manner consistent with that used in the Financial Statements. The Financial Statements present, and the Closing Date Financial Statements will present, fairly, in all material respects, the financial position of the Companies as of the dates thereof and the results of operations and cash flows of the Companies for the periods covered thereby, and have been or will be prepared in accordance with GAAP applied on a consistent basis, except that said unaudited Financial Statements lack footnotes and other presentation items. The Financial Statements are, and the Closing Date Financial Statements will be, in accordance with the books and records of the Companies, and do and will not reflect any material transactions which are not bona fide transactions. The Financial Statements make, and the Closing Date Financial Statements will make, full and adequate disclosure of, and provision for, all material obligations and liabilities of the Companies as of the dates thereof, in each case as required to be disclosed or provided for by GAAP, including in the case of the Closing Date Financial Statements an accrual and reserve for the employee bonuses described in Section 3.8(a) hereof. The books and records of the Companies have been maintained, in all material respects, in accordance with applicable laws, rules and regulations, and in the ordinary course of business.

               (u)  No Adverse Effects or Changes.  Except as listed on Schedule
                    -- ------- ------- -- -------
          2.1(u), since June 30, 1996, no Company has:

                    (i) taken any action, or entered into or authorized any contract or transaction other than in the ordinary course of business and consistent with past practice;

                    (ii) sold, transferred, conveyed, assigned or otherwise disposed of any of the Companies' material assets other than in the ordinary course of business;

                    (iii) made any material changes in its accounting systems, policies, principles or practices;

                    (iv) entered into, adopted, amended or terminated any bonus, profit-sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director, officer or employee, or pay any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

                    (v) acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Companies;

                    (vi) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract or Other Contract, or breached the terms of any Contract or Other Contract.

                    (vii) made any payments or distributions of any kind to any Seller other than base salary at a rate consistent with the payments of base salary reflected in the Financial Statements; or

                    (vii) taken any other action that would have a Material Adverse Effect.

               (v)Employees and Independent Contractors.  Schedule 2.1(v) hereto
                  --------- --- ----------- -----------
          sets forth a correct and complete schedule containing (i) the name, job designation, salary, last salary adjustment and the date thereof, job function and date of hiring of all employees of each Company other than "temporary" employees who perform the supplemental staffing services of the Companies; (ii) the name of each independent contractor, consultant, agent or other person or company whose compensation from the Company for the twelve (12) month period ended January 31, 1996, exceeded Ten Thousand Dollars ($10,000), together with a statement of the full amount paid, or payable, to each such person or entity, and a summary of the basis on which each such person or entity is compensated, if such basis is other than a fixed salary rate and (iii) a complete listing, by calendar month for the months of February, March, April, May, June and July of 1996, of consultants on assignment, together with the bill rate and hours provided per consultant. Except as disclosed on the January 31, 1996, balance sheet and as will be disclosed on the Closing Date balance sheet, each as included in the Financial Statements, no Company has liability for any retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to January 31, 1996, or the date hereof, respectively.

               (w)Bank Accounts.  Schedule 2.1(w) hereto sets forth the name and
                  ---- --------
          location of each bank in which any Company has an account, lock box or safe deposit box, and the number and name of each such account or box and the names of the authorized signatories thereto.

               (x)  Improper and Other Payments.  To the best of Sellers'
                    -------- --- ----- --------
          knowledge, (i) no Company has made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful, (ii) no contributions have been made by or on behalf of any Company, directly or indirectly, to a domestic or foreign political party or candidate, and (iii) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made by or on behalf of any Company.

               (y)  Broker's Fees.  Other than Hanifen, Imhoff Inc., no agent,
                    -------- ----
          broker or other person acting pursuant to the express or implied authority of the Companies or Sellers is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against the Companies or Purchaser as a result of any actions by the Companies or Sellers, for a commission or finder's fee. The commission or finder's fee payable to Hanifen, Imhoff Inc. shall be paid by Sellers, and Sellers agree to indemnify Purchaser against any claim for any commission or finder's fee made by any agent, broker or other person acting pursuant to the express or implied authority of the Companies or Sellers.

               (z) No Misstatements or Omissions.  No representation or warranty
                   -- ------------- -- ---------
          made in this Agreement or on any Schedule hereto by the Companies is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect. All of the Schedules hereto applicable to the Companies will constitute representations and warranties by the Companies herein. All representations, covenants and warranties made by or on behalf of the Companies in this Agreement will be deemed to have been relied upon by Purchaser (not withstanding any investigation by Purchaser).

          2.2  Representations and Warranties of Purchaser.  In order to induce
               --------------- --- ---------- -- ---------
     Sellers to enter into this Agreement, Purchaser represents and warrants to Sellers as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), as follows:

               (a)Due Incorporation; Authority.  Purchaser is a corporation duly
                  --- -------------  ---------
          organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement and the Related Agreements to which it is a party. Purchaser's execution, delivery, and performance of this Agreement and the Related Agreements to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes, and when executed and delivered by Purchaser, each of the Related Agreements to which it is a party will constitute, the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms against Purchaser, except to the extent that such validity, binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general equitable principles.

               (b)  No Restrictions Against Performance.  Neither the execution
                    -- ------------ ------- -----------
          and delivery, nor the performance of this Agreement, nor the consummation of the transactions contemplated hereby will violate any provision of or conflict with Purchaser's Certificate of Incorporation or By-Laws or will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Purchaser; (ii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Purchaser is a party or by which Purchaser is bound; or (iii) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any Governmental Authority by which Purchaser is bound, except, in each such case, as would not materially adversely affect Purchaser's performance of its obligations under this Agreement (a "Purchaser Material Adverse Effect").

               (c)  Third-Party and Governmental Consents.  Based on Sellers'
                    ----------- --- ------------ --------
          representation that none of Sellers or the Companies meet the jurisdictional requirements of HSR, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any Governmental Authority or other third party is required on the part of Purchaser in connection with the execution of this Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby or thereby, except as would not have a Purchaser Material Adverse Effect.

               (d)  Historical Financial Information.  The consolidated audited
                    ---------- --------- -----------
          financial statements of Purchaser for the fiscal period ended December 31, 1995, and the unaudited financial statements of Purchaser for the fiscal period ended June 30, 1996, copies of which have been provided to Sellers, (collectively the "Purchaser Financial Statements") have been prepared in a manner consistent with that used in prior years' reporting. The Purchaser Financial Statements present fairly, in all material respects, the financial position, assets and liabilities of Purchaser on a consolidated basis as of the dates thereof and the revenues, expenses, results of operations and cash flows of Purchaser on a consolidated basis for the periods covered thereby, all in accordance with prior reporting methods of Purchaser and have been prepared in accordance with GAAP. The Purchaser Financial Statements are in accordance with the books and records of Purchaser on a consolidated basis and do not reflect any material transactions which are not bona fide transactions. The Purchaser Financial Statements make full and adequate disclosure of, and provision for, all material obligations and liabilities of Purchaser on a consolidated basis as of the dates thereof, in each case as required to be disclosed or provided for by GAAP. The books and records of Purchaser on a consolidated basis have been maintained, in all material respects, in accordance with applicable laws, rules and regulations, and in the ordinary course of business.

               (e)  Broker's Fees.  Other than Broadview Associates, LLC, no
                    -------- ----
          agent, broker or other person acting pursuant to the express or implied authority of Purchaser is or may be entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement, or is or may be entitled to make any claim against the Companies, Sellers, or Purchaser as a result of any actions by Purchaser, for a commission or finder's fee. Purchaser agrees to indemnify the Companies and Sellers against any claim for any such commission or finder's fee made by any agent, broker or other person acting pursuant to the express or implied authority of Purchaser.

               (f)  Litigation.  There is no judicial or administrative action,
                    ----------
          suit or proceeding pending or, to the best of Purchaser's knowledge, threatened against or relating to Purchaser or the transactions contemplated hereby, before any Governmental Authority which, if adversely determined would have a Purchaser Material Adverse Effect or would materially delay the transactions contemplated hereby.

               (g) Investment.  Purchaser is acquiring the Stock for the purpose
                   ----------
          of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

               (h) Solvency and Payment of Liabilities.  Purchaser is not on the
                   -------- --- ------- -- -----------
          date hereof, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in Title 11 (Bankruptcy Code) of the United States Code or any state statute relating to insolvency; the sum of Purchaser's debts is not greater than all of its property on the date hereof, either as a result of the transactions contemplated herein or otherwise; and Purchaser is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

               (i)  Disclosure.  Purchaser has disclosed to Sellers all material
                    ----------
          facts discovered by it in its investigation of the Companies in anticipation of the transactions contemplated by this Agreement that are not otherwise disclosed on any schedule hereto, but that, if known by Sellers, would be required to be so disclosed.

               (j) No Misstatements or Omissions.  No representation or warranty
                   -- ------------- -- ---------
          made in this Agreement or on any Schedule hereto by Purchaser is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein or therein not misleading in any material respect. All of the Schedules hereto applicable to Purchaser will constitute representations and warranties by Purchaser herein. All representations, covenants and warranties made by or on behalf of Purchaser in this Agreement will be deemed to have been relied upon by Sellers (notwithstanding any investigation by Sellers).

                                      ARTICLE 3
                           COVENANTS SUBSEQUENT TO CLOSING

          3.1  Closing Date Financial Statements.   Sellers shall deliver to
               ------- ---- --------- ----------
     Purchaser within one hundred twenty (120) days after the Closing Date unaudited financial statements, prepared in accordance with GAAP applied in a manner consistent with the accounting practices reflected in the Financial Statements, for the Companies for the fiscal period ending August 31, 1996 (the "Closing Date Financial Statements"), together with original signatures of the Companies' accountants and a consent to the use thereof in filings required under the securities laws of the United States and the markets in which Purchaser's stock is traded, if requested by Purchaser.
     If the Closing Date Financial Statements reflect stockholders' equity on a consolidated basis of less than Two Million Five Hundred Fifty Thousand Dollars ($2,550,000), the amount by which such stockholders' equity is exceeded by Two Million Five Hundred Fifty Thousand Dollars ($2,550,000) shall be deducted and withheld from the Earn-Out Amounts otherwise due pursuant to Section 1.2(b) hereof.

          3.2  Further Assurances.  Sellers severally agree, without further
               ------- ----------
     consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good, and title to the Stock free and clear of any Liens in accordance with this Agreement and to consummate the transactions contemplated by this Agreement.

          3.3   Change of Name.  From and after the Closing Date, and other than
                ------ -- ----
     in connection with the preparation and filing of tax returns and amendments, Sellers shall discontinue all further use, directly or indirectly, of the name "Daedalian," "Berger," or "BTI" or any variation thereof, and of any trademark, trade name, service mark or name, or logo used by the Companies or any word or logo that is similar in sound or appearance. Notwithstanding the forgoing provisions of this Section 3.3, Berger may continue to utilize of his name in a manner consistent with his Noncompetition Agreement, and Berger & Co. Foundation may continue to utilize its name, provided that it does not engage in any activities reflecting adversely on the goodwill of the Companies, the Business or the Subsidiary.

          3.4  Records.
               -------

               (a)  Tax Purposes.  Purchaser shall allow Sellers access for all
                    --- --------
          Tax purposes for six (6) years from the Closing Date to existing records of the Business that are in Purchaser's possession, and Purchaser shall use its good faith efforts to maintain such records for six (6) years unless specifically authorized by Sellers to the contrary.

               (b)  Access.  After the Closing, upon reasonable notice to
                    ------
          Purchaser, Purchaser shall (i) permit Sellers, their counsel, accountants and other representatives to have full access during regular business hours to the offices, properties, books and records of Purchaser relating to the Business Assets and the Business, (ii) furnish Sellers, their counsel, accountants, and other representatives such additional financial and other information regarding the Business Assets and the Business as Sellers may from time to time reasonably request, and (iii) make available to Sellers, their counsel, accountants and other representatives, the employees of Purchaser whose assistance, testimony or presence is necessary to assist Sellers in evaluating any claims and defending any claims; provided, however,
                                                             --------  -------
          that such investigation and access shall not unreasonably interfere with any of the businesses or operations of Purchaser or the Companies and shall have a legitimate purpose.

          3.5  Operations of Business.  From the Closing Date through the end of
               ---------- -- --------
     the Earn-Out Period, Parent and the Subsidiary shall conduct the operations of the Business in accordance with the following provisions of this Section 3.5:

               (a)  Business.  Parent shall maintain the integrity of the
                    --------
          Subsidiary for accounting purposes, so as to make the calculation of EBIT feasible and easily verifiable, and shall not combine the Business or its operations with any other business or activity carried on by Parent or its affiliates other than the Subsidiary ("Affiliates") without first reasonably agreeing with Sellers as to the effect thereof on the Earn-Out Amounts. Parent may merge the Companies with and into the Subsidiary at any time after the Closing Date. Parent shall provide the Business with accounting, financial, front office and back office support services only on such basis as Sellers' Representative and Parent mutually agree, the charge for which shall be Parent's actual cost in the provision of such
          services.   The Subsidiary shall be entitled to open new or
          additional offices on such terms and conditions as are mutually agreed by Parent and Sellers' Representative. Prior to opening any such office, Parent and Sellers' Representative shall agree on a budget with respect thereto, which will include a credit that will not be charged against EBIT of the Subsidiary.

               (b)  Governance.  The Board of Directors of the Subsidiary shall
                    ----------
          consist of five (5) members. Purchaser agrees to vote its shares of stock in the Subsidiary to elect the two (2) persons designated by the Sellers' Representative to the Board of Directors of the Subsidiary. Berger shall be appointed as Chief Executive Officer, Solano as President, Verret as Vice President and Turner as Vice President of the Subsidiary, in each case to serve until the termination of his or her employment by the Subsidiary or until otherwise requested by the Sellers' Representative.

               (c)  Officers.  The Chief Executive Officer and the President of
                    --------
          the Subsidiary shall have all of the power and authority of a chief executive officer and president of a corporation, respectively, including the authority to operate the Business and manage the affairs of the Subsidiary, except that neither shall take any of the following actions without the consent or approval of the Board of Directors of the Subsidiary:

                    (i) any function or duty which is by statue or by the Subsidiary's Certificate of Incorporation expressly reserved or assigned to the Board of Directors of the Subsidiary or subject to approval by the shareholder of the Subsidiary;

                    (ii) enter any transaction not in the ordinary course of the Subsidiary's business as then conducted;

                    (iii) alter or amend the Employment Agreement, Noncompetition Agreement, compensation or benefits of any Seller or other officer of the Subsidiary; provided, however, that the
                                                   --------  -------
               Chief Executive Officer of the Subsidiary shall have the authority from time to time to (A) award and pay officers, including himself, bonuses from the bonus pool described in
               Section 3.8(b) hereof and (B) create, modify or terminate benefits generally available to employees of the Subsidiary, except to the extent provided by Purchaser;

                    (iv) change auditors or, in any material fashion, the accounting principals used by Subsidiary;

                    (v) make capital expenditures or charitable contributions in a manner materially inconsistent with the Subsidiary's budget, as proposed by the Chief Executive Officer or President of the Subsidiary and as adopted by its Board of Directors;

                    (vi) create or incur any debt, excluding trade payables incurred in the ordinary course of business;

                    (vii) make any loan or extend any credit, except for (A) notes and accounts receivable arising in the ordinary course of business and (B) advances to employees other than officers of the Subsidiary;

                    (viii) adopt any qualified plan or any other employee benefit plan inconsistent with a plan provided by Purchaser;

                    (ix) change the fundamental nature or direction of the Business; or

                    (x) enter into any transaction with a Seller or Sellers or a party related to or controlled by a Seller or Sellers.

          3.6 Preservation of Business. From the Closing Date through the end of
              ------------ -- --------
     the Earn-Out Period, Parent agrees not to permit any Company or the Subsidiary to sell, transfer, convey, assign or otherwise dispose of any material portion of such Company's or the Subsidiary's assets or any material part of the Business (provided, however, that the Companies may transfer ownership of their respective intangibles to an Affiliate of Parent and the Companies may be merged into the Subsidiary if such transfer and merger will have no effect on EBIT during the Earn-Out Period); or(ii) take any other action that would have a material adverse effect on the Business or such Company or the Subsidiary.

          3.7  Operations by Parent.  Nothing in this Agreement shall be
               ---------- -- ------
     interpreted as a restriction or limitation on Parent's right and ability to acquire by purchase, exchange or otherwise any other entity, organization, business or other enterprise, whether or not engaged in a business similar or related to the Business (an "Acquired Business"). Unless a Company operates an Acquired Business, as determined by Parent in its sole discretion and agreed to by Sellers' Representative as to the effect thereof on the Earn-Out Amounts, Sellers shall have no rights or interests in or relating to any Acquired Business.

          3.8  Bonuses.
               -------

               (a)  To Employees.  The Subsidiary shall pay to each of the
                    -- ---------
          employees of the Subsidiary who are identified on Schedule 3.8 hereto, as amended from time to time by the mutual agreement of the Chief Executive Officer of the Subsidiary and the Chief Executive Officer of Purchaser, and who are still employed in the Business as of December 31, 1999, the amount determined in accordance with such Schedule (the "Employee Bonuses"). Nothing in this Agreement shall be construed as giving any such employee third-party rights under this Agreement, and this Agreement shall not be interpreted as a contract of employment for any such employee.

               (b)  To the Executives.  During the Earn-Out Period, the
          Subsidiary
                    -- --- ----------
          shall make available with respect to each calendar year in which the Subsidiary's EBIT equals at least Three Million Five Hundred Thousand Dollars ($3,500,000) a bonus pool of Two Hundred Seventy Thousand Dollars ($270,000) to be payable, at the discretion of the Chief Executive Officer of the Subsidiary, to the executive officers of the Subsidiary.

          3.9  Stock Options.  Purchaser shall grant, pursuant to its 1993 Stock
               ----- -------
     Option and Performance Award Plan (the "Plan"), "non-qualified stock options" (as defined in the Plan) to acquire an aggregate of Fifty Thousand (50,000) shares of its common stock, $.01 par value, to the employees of the Companies identified in Schedule 3.9 hereto in accordance with the allocation therein provided.

          3.10  Sellers' Representative.  Sellers shall appoint a representative
                -------- --------------
     (the "Sellers' Representative"), who shall have the power and authority to exercise any and all of the rights and powers of Sellers in all matters relating to this Agreement and the transactions contemplated hereby. Purchaser, the Subsidiary and the Companies shall be entitled to rely on the acts and documents of the Sellers' Representative without further inquiry as to any underlying facts represented by the Sellers' Representative or as to the authority of the Sellers' Representative. Sellers' Representative shall initially be Berger unless and until Purchaser is given written notice of Berger's replacement signed by all Sellers or their respective successors or assigns.

          3.11  Guaranteed Indebtedness.  As soon as practicable following
                ---------- ------------
     Closing, Purchaser shall satisfy all indebtedness of the Companies identified in Schedule 2.1(q) hereof that any of the Sellers has personally guaranteed or secured with personal assets.

          3.12  Director and Officer Liability and Indemnification.  No
     amendment,
                -------- --- ------- --------- --- ---------------
     repeal or modification of any provision in any Companies' articles of incorporation or by-laws relating to the exculpation, indemnification or personal liability of officers and directors or former officers and directors (unless required by law) shall be effective as to any of the Sellers up to and through the Closing Date, it being the intent of the parties that the Sellers who are officers or directors of a Company either prior to Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law; provided, however, that this Section 3.12 shall not be interpreted to
     --------  -------
     abrogate Sellers' obligations and liabilities under this Agreement and the Related Agreements to which they are parties.

                                      ARTICLE 4
                                      DELIVERIES

          4.1  Sellers' Deliveries.  At the Closing, in addition to any other
               -------- ----------
     documents or agreements required under this Agreement, Sellers shall deliver or cause to be delivered to Purchaser the following:

               (a) Stock Certificates.  The certificates representing the Stock,
                   ----- ------------
          duly endorsed in blank or accompanied by duly and properly executed stock powers with all required transfer taxes, if any, paid and stamps affixed, assigning to Purchaser all of Sellers' rights and interests in and to the Stock, free and clear of any and all Liens;

               (b)  Books and Records.  Each Company's corporate books and
                    ----- --- -------
          records, including, without limitation, its minute books and stock transfer records.

               (c)  Certified Corporate Records.  A copy of the Articles of
                    --------- --------- -------
          Incorporation of each Company, certified by the Secretary of State of the State of Colorado and a copy of the By-laws of each Company, certified by the secretary or assistant secretary of such Company.

               (d)  Legal Opinion.  The legal opinion of Minor & Brown, P.C.,
                    ----- -------
          Sellers' counsel, containing opinions reasonably satisfactory to Purchaser.

               (e)  Business Documents.  Constructive possession of all manuals,
                    -------- ---------
          including employee manuals, customer lists, books and other records and files, computer programs, computer software and master disk of source codes relating to, or associated with, the Business, or the Business Assets.

               (f)  Consents and Approvals.  Copies of all consents, approvals,
                    -------- --- ---------
          certificates and other documents required in connection with the performance by Sellers of this Agreement and the consummation of the transactions contemplated hereby listed in Schedule 2.1(c).

               (g)  Noncompetition Agreements.  The Noncompetition Agreements as
                    -------------- ----------
          executed by the respective Sellers.

               (h)  Employment Agreement.  The Employment Agreements as executed
                    ---------- ---------
          by the respective Sellers.

               (i)  Corporate Certificate.  A Certificate of  Good Standing for
                    --------- -----------
          each Company from the State of Colorado as of a date within thirty
          (30) days before the Closing Date.

               (j)  Payoff Letter.  A letter from Key Bank certifying as to the
                    ------ ------
          payoff figure for the Companies' indebtedness to be paid pursuant to
          Section 3.11 hereof.

               (k)  General Releases.  A general release and waiver from each
                    ------- --------
          Seller to the Companies, in form reasonably satisfactory to Purchaser.

               (l)  Resignations.  Resignations from the officers and directors
                    ------------
          identified by Purchaser.

          4.2  Purchaser's Deliveries.  At the Closing, in addition to any other
               ----------- ----------
     documents or agreements required under this Agreement, Purchaser shall deliver to Sellers the following:

               (a)  Cash.  The Closing Payment as provided in Section 1.2(a)
                    ----
          hereof.

               (b)  Corporate Authorization.  A certificate, dated the Closing
                    --------- -------------
          Date, executed by the secretary or assistant secretary of Purchaser, certifying resolutions of the Board of Directors of Purchaser approving and authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Purchaser).

               (c) Consents and Approvals. All consents, approvals, certificates
                   -------- --- ---------
          and other documents required in connection with the performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

               (d)  Corporate Certificate.  A Certificate of Good Standing for
                    --------- -----------
          Purchaser from the State of Delaware.

               (f) Legal Opinion. The legal opinion of Mike G. Reinecke, General
                   ----- -------
          Counsel to Purchaser, containing opinions reasonably satisfactory to Sellers.

               (g)  Daedalian, Berger & Co. and BTI Minutes.  Consent minutes by
                    ---------- ------ - --- --- --- -------
          Parent as the sole shareholder of Daedalian electing the directors of that Company; consent minutes of Daedalian's newly elected directors appointing its officers; consent minutes by Daedalian as the sole shareholder of Berger & Co. and BTI electing the directors of each; and consent minutes of the boards of Berger & Co. and BTI appointing their respective officers.

               (h)  Noncompetition Agreements.  The Noncompetition Agreements as
                    -------------- ----------
          executed by Berger & Co.

               (i) Employment Agreements.  The Employment Agreements as executed
                   ---------- ----------
          by Berger & Co.

                                      ARTICLE 5
                    SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
                                   INDEMNIFICATION

          5.1  Survival of Representations and Warranties of the Companies and
               -------- -- --------------- --- ---------- -- --- --------- ---
     Sellers.
     -------

     All representations, warranties, agreements, covenants and obligations made or undertaken by the Companies and Sellers in this Agreement or in any document or instrument executed and delivered pursuant to Section 4.1 hereof are material, have been relied upon by Purchaser and shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect, but in all events subject to the provisions of Section 5.3 hereof. Sellers (without any right of contribution from the Companies) hereby jointly and severally release, discharge, and agree to indemnify, defend and hold Purchaser, the Subsidiary and the Companies harmless from and against any and all liability, loss, actual, punitive or exemplary damages, fines, penalties, obligations, payments, costs and expenses or injury and all reasonable costs and expenses (including reasonable counsel and expert fees and costs of any suit, action, claim, demand, investigation, assessment, judgment, remediation, settlement or compromise related thereto by any person or entity) suffered or incurred by Purchaser, the Subsidiary or the Companies arising from any misrepresentation or breach of any covenant, representation or warranty of Sellers contained in this Agreement or in any certificate or other instrument furnished or to be furnished by Sellers hereunder, provided, however, that for purposes of this Section 5.1,
                --------  -------
      all representations and warranties of Sellers shall be shall be deemed to have been made unconditionally and without regard to knowledge.

          5.2  Survival of Representations and Warranties of Purchaser.  All
               -------- -- --------------- --- ---------- -- ---------
     representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Sellers and shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect, but in all events subject to the provisions of
     Section 5.3 hereof, if applicable. Purchaser hereby releases, discharges and agrees to indemnify, defend and hold Sellers harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel and expert fees and costs of any suit, action, claim, demand, investigation, assessment, judgement, remediation, settlement or compromise related thereto by any person or entity) suffered or incurred by Sellers arising from any misrepresentation or breach of any covenant, representation or warranty of Purchaser contained in this Agreement or any certificate or other instrument furnished or to be furnished by Purchaser hereunder.

          5.3  Limitations on Indemnification.
               ----------- -- ---------------

               (a)  Sellers' Limitation.  Except with respect to intentional
                    -------- ----------
          misrepresentations as provided in Section 5.3(d) hereof, (i) Sellers shall not be required to indemnify Purchaser pursuant to Section 5.1 or Article 6 hereof except to the extent that the aggregate amount of indemnifiable damages exceeds One Hundred Thousand Dollars ($100,000) (the "Deductible"), in which case Sellers shall only be responsible for such indemnifiable damages in excess of the Deductible, and (ii) the aggregate amount that Sellers shall be obligated to indemnify Purchaser pursuant to Section 5.1 hereof shall not exceed the amount of the unpaid Earn-Out Amounts, if any, for any calendar year ending after the receipt by Sellers' Representative of the notice required by
          Section 5.4(a)(i) or Section 5.5(a) hereof, and (iii) the aggregate amount that Sellers shall be obligated to indemnify Purchaser pursuant to Article 6 hereof shall not exceed the sum of the Earn-Out Amounts.

               (b) Purchaser's Limitation.  Except as provided in Section 5.3(d)
                   ----------- ----------
          hereof, Purchaser shall not be required to indemnify Sellers pursuant to Section 5.2 hereof except to the extent that the aggregate amount of indemnifiable damages exceeds the Deductible.

               (c)  Survival of Covenants and Warranties.  Notwithstanding
                    -------- -- --------- --- ----------
          anything to the contrary set forth herein, the representations, warranties, covenants and agreements made by Sellers, on the one hand, and Purchaser, on the other hand, shall survive the Closing for a period of three (3) years from the date hereof, except as provided in
          Article 6 hereof (the "Indemnification Period").

               (d)  Remedies.  Except as provided in Section 7.7 hereof, the
                    --------
          remedies for any item or matter eligible for indemnification pursuant to Section 5.1 or 5.2 hereof, as applicable, whether or not indemnification is sought ("Indemnifiable Losses"), other than for intentional misrepresentation, shall be limited to recoveries under this Article 5. Each party to this Agreement hereby acknowledges and agrees that, except as provided in Section 7.7 hereof, its sole remedy against the other parties to this Agreement for Indemnifiable Losses shall be solely under this Article 5 and each party expressly waives any and all rights, in law, by statute or in equity that it had, now has, or may have in the future, for such Indemnifiable Losses of the other party (other than for any intentional misrepresentation). Notwithstanding the foregoing, Sellers' and Purchaser's remedies for any Indemnifiable Losses arising out of an intentional misrepresentation shall not be subject to limitation and shall be cumulative, and the exercise by an Indemnitee (as defined in Section 5.4(a) hereof) of its right to indemnification hereunder with respect to Indemnifiable Losses from such misrepresentation shall not affect or diminish the right of the Indemnitee to exercise any other rights or remedies under this Article 5 or any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief. Without limiting any other rights or remedies set forth herein, any amounts due to Purchaser, the Subsidiary or the Companies by Sellers pursuant to Section 5.1 hereof may be offset by Purchaser against any Earn-Out Amounts due to Sellers pursuant to Section 1.2(b) hereof.

               (e)  Limitation of Recourse.  No claim shall be brought or
                    ---------- -- --------
          maintained by Purchaser, the Subsidiary or any Company against any Seller in his or her capacity as an officer, director or employee of a Company by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any other representations, warranties or covenants set forth in this Agreement or any certificate delivered hereunder, provided, however, that this Section 5.3(e) shall not limit
                     --------  -------
          any claims against any Seller as a Seller in accordance with the provisions of Section 5.1 or Article 6 hereof with respect to such alleged misrepresentation or inaccuracy or breach.

               (f)  Acknowledgment by Purchaser.  Purchaser acknowledges that it
                    -------------- -- ---------
          has conducted an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Companies and, in making its determination to proceed with the transaction contemplated by this Agreement, Purchaser has relied on the results of its own independent investigation and the representations and warranties of the Sellers expressly contained in this Agreement. Such representations and warranties constitute the sole and exclusive representations and warranties of the Sellers to Purchaser in connection with the transactions contemplated hereby, and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature, expressed or implied, are specifically disclaimed by the Sellers and shall not be binding on them.

               (g) Indemnification Net of Taxes and Insurance. The amount of any
                   --------------- --- -- ----- --- ---------
          loss subject to indemnification hereunder or any claim therefore shall be calculated net of (i) any net Tax Benefit inuring to Purchaser, the Subsidiary or a Company on account of such loss, and (ii) any insurance proceeds (net of direct collection expenses and Taxes with respect thereto) received or receivable by Purchaser, the Subsidiary or a Company on account of such loss. If Purchaser, the Subsidiary or a Company receives a Tax Benefit after an indemnification payment is made, Purchaser shall promptly pay to Sellers who have made such indemnification payment pro rata according to the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is received for purposes hereof. "Tax Benefit" shall mean the present value of any refund of Taxes paid or reduction in the amount of Tax which otherwise would have been paid currently using the maximum tax rate for the then-current tax year. Purchaser, the Subsidiary and/or the Companies shall seek full recovery under any insurance policies covering any loss to the same extent as they would if such loss were not subject to indemnification hereunder. In the event that an insurance recovery is made by Purchaser, the Subsidiary, a Company or any of their respective affiliates with respect to any loss for which any such person has been indemnified hereunder, then a refund equal to the net, after-Tax amount of the recovery shall be made promptly to the Sellers who have directly or indirectly made an indemnification payment under this Article pro rata based on the respective amounts paid.

               (h) Purchase Price Adjustment.  All indemnification payments
                   -------- ----- ----------
          made hereunder shall be treated by all parties as an adjustment to the Purchase Price.

          5.4  Third Party Claims.
               ----- ----- ------

               (a)  Defense of Claims.  If any party entitled to indemnification
                    ------- -- ------
          under this Agreement (an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an affiliate of such a party (a "Third Party Claim") against such Indemnitee, against which a party is or may be obligated to provide indemnification under this Agreement (an "Indemnifying Party"), the following procedures shall apply:

                    (i) The Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty (30) days after receipt of such notice of such Third Party Claim; provided, however, that failure to strictly
                                  --------  -------
               comply with such notice requirements shall not affect the Indemnitee's right to indemnification except to the extent such failure adversely affects the Indemnifying Party's ability to defend such Third Party Claim. Such Notice shall describe the Third Party Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.

                    (ii) The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee no later than thirty (30) days after receipt of the above-described notice of such Third Party Claim, to elect to assume the defense of (and to agree to provide indemnification for) any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee shall cooperate in good faith in such defense. If the Indemnifying Party does not elect to assume the defense by giving notice within thirty (30) days after receipt of the above-described notice of such Third Party Claim, as provided in the preceding sentence, the Indemnifying Party thereafter may elect, by providing the Indemnitee written notice, to later assume the defense of (and to agree to provide indemnification for) such Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to Indemnitee), and the Indemnitee shall cooperate in good faith in such defense.

                    (iii) The Indemnitee shall have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnitee or if the Indemnifying Party proposes that the same counsel represent both the Indemnitee and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party. If the Indemnitee has not received written notice within such thirty (30) day period that the Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnitee may, at its option, elect to settle or assume such defense, assisted by counsel of its own choosing, and the Indemnifying Party shall be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith.

               (b) Limitations. If, within the thirty (30) days set forth above,
                   -----------
          an Indemnitee receives written notice from an Indemnifying Party that such Indemnifying Party has elected to assume the defense of (and to agree to provide indemnification for) any Third Party Claim as provided in Section 5.4(a) hereof, the following procedures apply:

                    (i) The Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof (except as provided in Section 5.4(a) hereof); provided, however, that if the Indemnifying Party fails
                        --------  -------
               to take reasonable steps necessary to defend diligently such Third Party Claim within thirty (30) days after receiving written notice from the Indemnitee that the Indemnitee reasonably believes the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, after giving the Indemnifying Party a reasonable opportunity to justify its litigation strategy, elect to settle or assume its own defense, assisted by counsel of its own choosing, and the Indemnifying Party shall be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith.

                    (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim or cease to defend against such Claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnitee. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnitee of a release from all liability in respect of such Claim.

                    (iii) The Indemnifying Party shall not be entitled to control, and the Indemnitee shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent that such Claim seeks an order, injunction or other equitable relief against the Indemnitee which, if successful, would be reasonably likely to materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnitee (and the cost of such defense shall constitute an amount for which the Indemnitee is entitled to indemnification hereunder).

                    (iv) If a firm offer is made to settle a Third Party Claim which offer the Indemnifying Party is permitted to settle under this Section 5.4(b), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten (10) day period. If the Indemnifying Party chooses not to accept and agree to any such firm offer which is acceptable and agreeable to the Indemnitee, then the Indemnifying Party shall separately indemnify and hold Indemnitee harmless from and against any and all Indemnifiable Losses in excess of such firm offer amount, and any such excess Indemnifiable Losses shall be due and payable without regard to
               Section 5.3 hereof.

               (c)  Diligence.  Each party hereunder who has assumed the defense
                    ---------
          of a Third Party Claim shall use all reasonable effort to diligently defend such Claim.

               5.5  Direct Claims.
                    ------ ------

               (a) Notice.  Any claim by an Indemnitee for indemnification other
                   ------
          than indemnification against a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party shall have a period of thirty (30) days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this
          Article 5.

               (b) Arbitration.  Each of the parties hereto irrevocably consents
                   -----------
          to the personal jurisdiction of the American Arbitration Association to adjudicate and resolve any dispute or claim relating to or arising out of this Agreement, the Related Agreements or the transactions contemplated hereby. Arbitration of any such claim or dispute shall be conducted in New York City or Nassau County, New York, as the claimant elects and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the parties hereto hereby waives any objection that such party may now or hereafter have to the jurisdiction of the American Arbitration Association in New York on the basis of inconvenient forum, lack of jury trial, or otherwise.

          5.6  Sellers' Representative.  All notices to be sent or received or
               -------- --------------
     elections to be made by Sellers under this Article 5 shall be sent to or be made by Sellers' Representative as provided in Section 3.10 hereof.

                                      ARTICLE 6
                                TAX AND ERISA MATTERS

          6.1  Definitions.  For purposes of this Article 6, the following terms
               -----------
     shall have the following meanings:

               (a)  "Additional Tax Assessment" means the loss defined in
          Section 6.2(a) hereof.

               (b) "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such other person.

               (c)  "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Federal Taxes" means United States federal income, environmental and alternative or add-on minimum taxes.

               (e) "Final Determination" (i) shall mean with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 970AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; and
          (ii) shall include the payment of Tax by Purchaser, the Companies or Sellers, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Taxing Authority, provided that the other party is notified that Purchaser, the Companies or Sellers, whichever is responsible, determines that no action should be taken to recoup such disallowed item, and such other party agrees with such determination.

               (f) "Overlap Tax Period" means a Tax period for which a Tax Return must be filed that commences prior to the Closing Date and ends after the Closing Date.

               (g) "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

               (h) "Pre-Closing Tax Period" means any Tax period (or pre-closing portion of an Overlap Tax Period) ending on or before the close of business on the Closing Date.

               (i) "Tax" (and, with correlative meaning, "Taxes"and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding on amounts paid or payable to or by a Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such Tax (domestic or foreign), and (ii) liability of a Company for the payment of any amounts of the type described in clause (i) above as a result of any express or implied obligation to indemnify any other person.

               (j) "Tax Indemnification Period" means (i) any Pre-Closing Tax Period of any Company, and (ii) with respect to any Tax described in clause (ii) of the definition of "Tax" contained herein in this
          Section 6.1, the survival period of the indemnification obligation under the applicable contract.

          6.2  Tax Indemnification.
               --- ---------------

               (a)  Additional Tax Assessment.  Notwithstanding the
                    ---------- --- ----------
          indemnification obligations set forth in Section 5.1 hereof but subject to the limitations set forth in Section 5.3(a) hereto, Sellers shall indemnify Purchaser against and agree to hold it harmless from any (i) Tax of any Company or Sellers, including any Taxes payable as a result of the transactions contemplated hereby, including as a result of any change in accounting method, and (ii) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest in good faith of appropriate proceedings for the imposition, assessment or assertion of any Tax, and any liability as transferee, in each case related to the Tax Indemnification Period and in each case incurred or suffered by Purchaser, any of its Affiliates or, effective upon the Closing Date, any Company (the sum of clauses (i) and (ii) above, an "Additional Tax Assessment").

               (b) Allocations. For purposes of this Section 6.2, in the case of
                   -----------
          any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes the Closing Date, the portion of such Tax related to the portion of such Taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on day prior to the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Companies.

               (c)  Payment.  Upon a Final Determination of an Additional Tax
                    -------
          Assessment, Sellers shall jointly and severally discharge their obligation to indemnify Purchaser against such Additional Tax Assessment by paying the amount thereof to Purchaser. Any payment pursuant to this Section 6.2 shall be made not later than Thirty (30) days after receipt by Sellers' Representative of written notice from Purchaser stating that a Final Determination of any Additional Tax Assessment has occurred, and the amount thereof and of the indemnity payment requested. Any payment required under this Section 6.2 and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (d)  Notice.  Purchaser agrees to give prompt notice to Sellers'
                    ------
          Representative of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder and of any Additional Tax Assessment, which Purchaser deems to be within the scope of this Section 6.2 (specifying with reasonable particularity the basis therefor) and will give Sellers' Representative such information with respect thereto as Sellers' Representative may reasonably request. Sellers may, at their own expense, participate in, and, upon notice to Purchaser, assume the defense of any such suit, action or proceeding; provided that (i) Sellers' counsel is reasonably satisfactory to Purchaser; (ii) Sellers shall thereafter consult with Purchaser upon Purchaser's reasonable request for such consultation from time to time with respect to such suit, action or proceeding; and (iii) Sellers shall not, without Purchaser's consent, agree to any settlement with respect to any Tax if such settlement could adversely affect the past, present or future Tax liability of Purchaser, any of its Affiliates or, after the Closing Date, any Company. If Sellers assume such defense, Purchaser shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Sellers. Whether or not Sellers choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Failure of Purchaser to give Sellers' Representative prompt notice under this Section 6.2(d) shall not excuse Sellers from their obligation to indemnify Purchaser for an Additional Tax Assessment except, and to the extent, such failure prejudices the favorable resolution of such claim.

               (e)  Investigation.  No investigation by Purchaser or any of its
                    -------------
          Affiliates at or prior to the Closing Date shall relieve Sellers of any liability under this Article 6.

               (f)  Survival.  Notwithstanding anything in this Agreement to the
                    --------
          contrary, the provisions of this Article 6 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

          6.3  Tax Covenants.
               --- ---------

               (a) No Change of Elections.  Without the prior written consent of
                   -- ------ -- ---------
          Purchaser, Sellers shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to any Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Company, take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the Tax liability of a Company, Purchaser or any Affiliate of Purchaser.

               (b)  Tax Returns.
                    --- -------

                    (i) On or before the due date for each Tax Return for Pre-Closing Tax Periods of the Companies that are not due as of the Closing Date, Sellers shall deliver to Purchaser a pro forma Pre-Closing Tax Period Return (each a "Pro Forma Pre-Closing Tax Period Return"). Unless the Purchaser timely objects as specified in Section 6.3(b)(iii) hereof, Sellers shall timely file each such Tax Return with respect to each Pre-Closing Tax Period.

                    (ii) On or before the due date for the Tax Return with respect to each Overlap Tax Period of the Companies, Purchaser shall deliver to Sellers' Representative a pro forma Overlap Tax Period Tax Return (each a "Pro Forma Overlap Tax Period Return"), reflecting the amount of Tax for the portion of Taxable year that ends on the Closing Date, calculated in accordance with Section 6.3(b)(iv) hereof. Unless Sellers' Representative timely objects as specified in Section 6.3(b)(iii) hereof, the amount of Tax shall be binding on the parties without further adjustment. Purchaser shall timely file each Tax Return with respect to each Overlap Tax Period.

                    (iii) Sellers and Purchaser, as appropriate, shall have the right at their own expense to review all work papers and procedures used to prepare Tax information and the Pro Forma Tax Returns. If Sellers' Representative, within ten (10) business days after delivery of the Pro Forma Overlap Tax Period Returns or the Tax Return information, notifies Purchaser in writing that Sellers object to any items on a Pro Forma Overlap Tax Period Return or in the Tax Return information, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, Purchaser and Sellers' Representative shall negotiate in good faith and use their good faith efforts to resolve such items. If Purchaser, within Ten
               (10) business days after delivery of the Pro Forma Pre-Closing Tax Returns or the Tax Return information notifies Sellers' Representative in writing that it objects to any items on a pro Forma Pre-Closing Tax Return, specifying with particularity any such item and stating the specific factual or legal basis for any such objection, Purchaser and Sellers' Representative shall negotiate in good faith and use their good faith efforts to resolve such items. Upon resolution of such items, (A) as to a Pro Forma Return, the relevant Return shall be adjusted to reflect such resolution, binding on the parties without further adjustment, and (B) as to the Tax Return information, the Tax Return information shall be binding on the parties without further adjustment.

                    (iv) The calculation of the amount of Tax liability set forth on the Pro Forma Overlap Tax Period Returns shall be made as appropriate, as if each Company were filing a separate return using the applicable tax rates in effect during the relevant Pre-Closing Tax Period. Sellers and Purchaser agree that Sellers' share of Taxes for the Pre-Closing Tax Period of the Overlap Tax Period will be determined based on the closing of the books of the Companies as of the Closing Date and the allocation of income items or liability for non-income Taxes using the principles set forth in Section 6.2(b) hereof.

                    (v) Subject to Section 5.3(a) hereof, Sellers shall pay to Purchaser an amount equal to their share of any Taxes with respect to the Pre-Closing Tax Period of an Overlap Tax Period to the extent Sellers are liable therefor in accordance with this
               Section 6.3 and to the extent such Taxes are not already paid or accrued by a Company prior to the Closing. The amounts to be paid hereunder shall be paid by the appropriate party ten (10) days before the filing of the relevant Tax Return.

                    (vi) Any payment required under this Section 6.3 and not made when due shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

               (c) Transfer Taxes. All transfer, documentary, sales, use, stamp,
                   -------- -----
          registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any realty gains tax, realty transfer tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Purchaser shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

               (d)  Cooperation on Tax Matters.  Purchaser and Sellers shall
                    ----------- -- --- -------
          cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers and Purchaser agree (i) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any Pre-Closing Taxable Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Sellers or Purchaser, as the case may be, shall allow the other party to take possession of such books and records.

          6.4  Employee Benefit Plans.
               -------- ------- -----

               (a) Indemnification.  Except as provided in Section 6.4(b) hereof
                   ---------------
          but subject to the limitations set forth in Section 5.3(a) hereto, on and after the Closing Date, Sellers shall indemnify Purchaser and the Companies for, and hold them harmless against, any and all of the following costs, expenses or other liabilities relating to all current and former employees of the Companies performing, or having performed, services for a Company (the "Employees"), including to the extent applicable their spouses, dependents and beneficiaries:

                    (i) all claims under the Employee Benefit Plans that provide health and medical, or other welfare benefits which are submitted for covered expenses with respect to occurrences commencing prior to the Closing Date, including, but not limited to, (A) covered hospital benefits for any confinements that commenced before the Closing Date, including any covered charges of health care professionals relating to such confinements and (B) any other covered medical or health expenses incurred before the Closing Date;

                    (ii) short-term and long-term disability benefits, if any, for disabilities that commenced before the Closing Date for the period that each of such affected individuals remain disabled;

                    (iii) life and survivor income benefits, if any, for deaths which occur prior to the Closing Date;

                    (iv) workers' compensation benefits for disabilities
               resulting from a work-related accident which occurred prior to the Closing Date;

                    (v) all benefits that are being, or that may be, paid to, or with respect to, any Employees who are on short- or long-term disability, or medical, personal or other leaves of absence as of the Closing Date (or who go on short- or long-term disability, or medical, personal or other leave of absence after the Closing Date as a result of any injury, illness or other factor occurring prior to the Closing Date);

                    (vi) benefits under any "spending account," or similar
               arrangement, under any "cafeteria plan" (as defined under Section 125 of the Code), with respect to salary reduction elections made prior to the Closing Date;

                    (vii) continued health and any other applicable federal,
               state or local law or ordinance provided to any Employee of a Company (and their spouses, dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering event described under the applicable federal, state or local laws or ordinances occurred before the Closing Date; and

                    (viii) benefits under all other such Employee Benefit Plans which accrue before the Closing Date.

               (b)  Exclusion.  Sellers shall not be obligated to indemnify
                    ---------
          Purchaser for the dollar amount of the costs, expenses and liabilities listed in Section 6.4(a) hereof that is included as a liability in the balance sheet included in the Closing Date Financial Statements.


                                      ARTICLE  7
                                  GENERAL PROVISIONS

          7.1 Expenses. Except as otherwise expressly provided herein, Purchaser
              --------
     and Sellers shall pay its, her or his own expenses (including, without limitation, the fees and expenses of its or his agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Agreement.

          7.2  Successors and Assigns. This Agreement shall be binding upon and
               ---------- --- -------
     inure to the benefit of the Companies, Purchaser, Sellers and their respective heirs, successors, representatives and assigns. Neither this Agreement nor any of the Related Agreements may be assigned without the written consent of the other party(ies) hereto or thereto. Notwithstanding the foregoing, (a) Purchaser may assign this Agreement in whole or in part to any person or entity that owns or controls fifty percent (50%) or more of the capital stock or equity interests of ("Controls") Purchaser, is Controlled by Purchaser or is under common Control with Purchaser; provided, however, that no such assignment shall relieve Purchaser of its liabilities and obligations hereunder; and (b) Purchaser may assign its rights and interests in and under this Agreement in full to any person or entity that acquires from Purchaser all or substantially all of the Stock, the Business or the assets used therein; provided, however, that if such an
                                              --------  -------
     acquisition of the Stock,Business or the assets used therein occurs prior to the conclusion of the Earn-Out Period, the person or entity making the acquisition must first agree to assume, to Sellers' reasonable satisfaction, all of the liabilities and obligations of Purchaser hereunder.

          7.3  Waiver.  No provision of this Agreement shall be deemed waived by
               ------
     course of conduct, including the act of closing, unless such waiver is made in a writing signed by all parties hereto stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

          7.4  Entire Agreement.  This Agreement (together with the Schedules
               ------ ---------
     hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser, the Companies or Sellers (or by any director, officer, agent, or other representative of such parties) relating to the matters contemplated hereby. This Agreement (together with the Schedules hereto) constitutes the entire agreement by and among the parties and there are no agreements or commitments except as expressly set forth herein.

          7.5  Further Assurances.  Each of the parties hereto agrees to execute
               ------- ----------
     all further documents and instruments and to take or to cause to be taken all reasonable actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

          7.6 Notices.  All notices, demands, requests, and other communications
              -------
     hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service, or by telecopy with an original copy sent by ordinary first class mail. Notices shall be sent to the parties at the following addresses and telecopy numbers (or at such address for a party as is specified by like notice; provided that
                                                              --------
     such notice shall be effective only upon receipt thereof):

               (a)  If to Sellers:

                         Wayne Berger
                         2808 McKinney, Apt. 709
                         Dallas, TX  75204
               and
                         1933 Columbine Ct.
                         Golden, CO  80401

             in each case, with a copy (which shall not constitute notice) to:

                         James A. Thomas, Jr.
                         Minor & Brown, P.C.
                         650 Cherry Street, Suite 1100
                         Denver, CO  80222
                         FAX:  (303) 320-6330

               (b)  If to Purchaser:

                         Career Horizons, Inc.
                         177 Crossways Park Drive
                         Woodbury, NY  11797
                         Attn:  Chief Executive Officer
                         FAX:  (212) 496-3167

          7.7  Specific Performance.   In addition to the remedies specified in
               -------- -----------
     Articles 5 and 6 hereof, the parties agree that, due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach by any party of this Agreement; therefore, the parties agree that in the event of a material breach of this Agreement by any party, the non-breaching party shall be entitled to specific performance of the breaching party's obligations hereunder, without any showing of actual damage or inadequacy of legal remedy.

          7.8 Amendments, Supplements. This Agreement may be amended or modified
              ----------- -----------
     only by a written instrument executed by all parties hereto which states specifically that it is intended to amend or modify this Agreement.

          7.9  Severability.  In the event that any provision contained in this
               ------------
     Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

          7.10 Applicable Law.  This Agreement and the rights, obligations and
               ---------- ---
     relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          7.11  Titles and Headings.  Titles and headings to sections hereof are
                ------ --- --------
     inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

          7.12 Execution in Counterparts.  This Agreement may be executed in one
               --------- -- ------------
     or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.13 Public Announcements. Except and to the extent as may be required
               ------ -------------
     by law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written approval of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          7.14 No Third-Party Beneficiaries.  Nothing in this Agreement shall be
               -- ----------- -------------
     construed or interpreted to create or otherwise give rise to any third-party rights or to any third-party beneficiaries.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        CAREER HORIZONS, INC.

                                        By: /s/ Mike G. Reinecke
                                            ----------------------------
                                            Mike G. Reinecke, V.P.


                                             /s/ Wayne Berger
                                        ---------------------------------
                                             Wayne Berger


                                        /s/ Juan Solano, III
                                        --------------------------------
                                            Juan Solano, III


                                         /s/ Mary Turner
                                        -----------------------------
                                             Mary Turner


                                        /s/ Drew Verret
                                        -----------------------------
                                            Drew Verret


                                        THE JUAN SOLANO, III
                                        CHARITABLE REMAINDER TRUST,
                                        DATED JULY 16, 1996

                                        By: /s/ Arnold Goldblatt
                                           -------------------------
                                           Arnold Goldblatt, Independent
                                            Special Trustee

                                        THE WAYNE BERGER CHARITABLE
                                         REMAINDER TRUST, DATED
                                         JULY 9, 1996

                                        By: /s/ Arnold Goldblatt
                                           -------------------------
                                           Arnold Goldblatt, Independent
                                            Special Trustee


     (SIGNATURES CONTINUED ON NET PAGE)

                                        THE WAYNE BERGER CHARITABLE
                                         REMAINDER TRUST II, DATED
                                         JULY 9, 1996

                                        By: /s/ Arnold Goldblatt
                                           -------------------------
                                           Arnold Goldblatt, Independent
                                            Special Trustee